Exhibit 10.2



                                  BILL OF SALE



         THIS BILL OF SALE effective as of March 10, 2003, by and among Vital Health Technologies, Inc, a Minnesota corporation ("Seller"), on the one hand, and General Finance and Development, Inc, a Minnesota corporation ("Purchaser"), on the other hand.


WITNESSETH:

         WHEREAS, that certain Agreement and Plan of Share Exchange ("Agreement") transaction by among the Seller, Caribbean American Health Resorts, Inc. ("CAHR") and the shareholders of CAHR, executed March 18, 2003 and dated as of March 10, 2003, provides among other things for the transfer and sale to Purchaser, of the heart screening technology of Seller, for consideration in the amount and upon the terms provided in the Agreement; and

         WHEREAS, the parties entered into a Settlement Agreement, dated as of November 15, 2004 whereby the parties agreed that the Seller would transfer the Assets (as defined in the Settlement Agreement) to the Purchaser pursuant to the terms of that agreement; and

         WHEREAS, by this instrument Seller is vesting in Purchaser all of the properties, assets, and rights of Seller in the Assets.

         NOW, THEREFORE, in consideration of the promises and of the other valuable consideration to Seller in hand paid by Purchaser at or before the execution and delivery hereof, the recipient and sufficiency of which is hereby acknowledged, Seller has sold, transferred, conveyed, assigned and delivered, and by this Bill of Sale does sell, transfer, convey, assign, and deliver unto Purchaser, its successors and assigns forever, all of Seller's right, title and interest in the Assets.

         TO HAVE AND TO HOLD all of the Assets unto Purchaser, its successors and assigns to its and their own use forever.

         The Seller hereby constitutes and appoints Purchaser, its successors and assigns, as Seller's true and lawful attorney- and attorneys-in fact, with full power of substitution, in Seller's name and stead, but on behalf and for the benefit of Purchaser, its successors and assigns, to demand and receive any and all of the Assets, and from time to time to institute and prosecute in the name of Seller, or otherwise for the benefit of Purchaser, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Purchaser, its successors and assigns, may deem proper for the collection or reduction to possession of any of the Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred and assigned, or intended so to be, and to do all acts and things in relation to the Assets which Purchaser, its successors and assigns shall deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller or by its dissolution or in any manner or for any reason whatsoever.


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         The Seller hereby covenants that, from time to time after the delivery of this instrument, upon Purchaser's request and without further consideration, Seller will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, instruments, assignments and assurances as may be reasonably required more effectively to convey, transfer and vest in Purchaser, and to put Purchaser in possession of, any of the Assets.

         Nothing in this instrument, expressed or implied, is intended or shall be construed to confer upon, or give to any person, firm or corporation other than Purchaser and its successors and assigns any remedy or claim under or reason of this instrument or any terms, covenants or conditions hereof, and all the terms, covenants and conditions, promises and agreements in this instrument contained shall be for the sole and exclusive benefit of Purchaser and its successors and assigns. This instrument shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to principles of conflicts of law.

         In the event of any conflict or inconsistency between the terms of this instrument and the terms of the Agreement, the terms of this Bill of Sale shall control.

         IN WITNESS WHEREOF, the Parties have caused this Bill of Sale to be executed on their behalf by their duly authorized officers as of the date first above written.

SELLER:

VITAL HEALTH TECHNOLOGIES, INC.

By: /s/ Halton Martin
    ------------------

Name:   Halton Martin

Title:  Chief Executive Officer



PURCHASER:

GENERAL FINANCE AND DEVELOPMENT, INC.

By: /s/ William Kieger
    -------------------

Name:   William Kieger

Title:  Chief Executive Officer